AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
            DATED AS OF AUGUST 20, 1991 BY AND AMONG
            THE INTERPUBLIC GROUP OF COMPANIES, INC.,
           McCANN-ERICKSON ADVERTISING OF CANADA LTD.,
          MacLAREN LINTAS INC., THE PRUDENTIAL INSURANCE
            COMPANY OF AMERICA AND PRUDENTIAL PROPERTY
                  AND CASUALTY INSURANCE COMPANY



     AMENDMENT No. 4 dated as of May 19, 1994 to a Note Purchase Agreement dated as of August 20, 1991 (the "Note Purchase Agreement") by and among The Interpublic Group of Companies, Inc., McCann-Erickson Advertising of Canada Ltd., MacLaren Lintas Inc., The Prudential Insurance Company of America and Prudential Property and Casualty Insurance Company.

     The parties hereto desire to amend the Note Purchase
Agreement subject to the terms and conditions of this Amendment, as hereinafter provided. Accordingly, the parties hereto agree as follows:

     1. DEFINITIONS. Unless otherwise specifically defined herein, each term used herein which is defined in the Note Purchase Agreement shall have the meaning assigned to such term in the Note Purchase Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Note Purchase Agreement" and each other similar reference contained in the Note Purchase Agreement shall from and after the date hereof refer to the Note Purchase Agreement as amended hereby.

     2.   AMENDMENTS.

     A. Clause (i) of Section 5A of the Note Purchase Agreement is hereby amended to read in its entirety as follows:

          "(i) as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, an unaudited consolidated statement of income and retained earnings and statement of cash flows of the Company and its Consolidated Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified, subject to changes resulting from year-end adjustments, as to fairness of presentation, generally accepted accounting principles (other than as to footnotes) and consistency by
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     the chief financial officer or chief accounting officer of the Company (except to the extent of any change described therein and permitted by generally accepted accounting principles);"

     B. Section 6A of the Note Purchase Agreement is hereby amended to read in its entirety as follows:

          "6A.  CASH FLOW TO TOTAL BORROWED FUNDS.    The Company
will not permit the ratio of Cash Flow to Total Borrowed Funds to be less than 0.25 for any consecutive four quarters, such ratio
to be calculated at the end of each fiscal quarter,    on a
trailing four quarter basis."

     C. Section 6B of the Note Purchase Agreement is hereby amended to read in its entirety as follows:

          "6B.  TOTAL BORROWED FUNDS TO CONSOLIDATED NET WORTH.
The Company will not permit Total Borrowed Funds to exceed 85% of Consolidated Net Worth at the end of any quarter."

     D. Section 6C of the Note Purchase Agreement is hereby amended to read in its entirety as follows:

          "6C. MINIMUM CONSOLIDTAED NET WORTH. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (i) $250,000,000 and (ii) 25% of the consolidated net income of the Company for all fiscal quarters ending on or after December 31, 1990 in which consolidated net income is a positive number."

     E.   The definitions of "Cash Flow" and "Consolidated Net
Worth" set forth in Section 11B of the Note Purchase Agreement are each hereby amended to read in their entireties as follows:

          "'CASH FLOW' shall mean the sum of net income (plus any amount by which net income has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid), depreciation expenses, amortization costs and changes in deferred taxes."

          "'CONSOLIDATED NET WORTH' shall mean, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as such appear on the financial statements of the Company determined in accordance with generally accepted accounting principles ((i) plus any amount by which retained earnings has been reduced by reason of the recognition of post-retirement and post-employment benefit costs prior to the period in which such benefits are paid and (ii) without taking into account the effect of cumulative translation adjustments)."
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     3.   MISCELLANEOUS.  Except as specifically amended above,
the Note Purchase Agreement shall remain in full force and effect.

     4. GOVERNING LAW. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

     5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.































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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.

                              Very truly yours,

                              THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.

                              By: ALAN M. FORSTER
                                  ALAN M. FORSTER
                                  Vice President & Treasurer


                              McCANN-ERICKSON ADVERTISING OF
                                   CANADA LTD.

                              By: THOMAS BECKETT
                                  THOMAS BECKETT
                                  Senior Vice President and
                                        Chief Financial Officer


                              MacLAREN LINTAS INC.

                              By: ERWIN BUCK
                                  ERWIN BUCK
                                  Chief Financial Officer


                              THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                              By: GAIL McDERMOTT
                                  GAIL McDERMOTT
                                  Vice President


                              PRUDENTIAL PROPERTY AND
                                   CASUALTY INSURANCE COMPANY

                              By: CHARLES KING
                                  CHARLES KING
                                  Vice President







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